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                                                                 Exhibit 10.11

                              EMPLOYMENT AGREEMENT

         Employment Agreement ("THIS AGREEMENT") dated June 1, 2000, between Internet Sports Network, Inc. (the "CORPORATION") and J. Thomas Murray, (the "EXECUTIVE").

         RECITALS:

         (a) On the date hereof, the Corporation is purchasing 1,888,666 Class A Common Shares in the capital of St. Clair Group Investments Inc. ("ST. CLAIR") from Cornerstone Strategic Holdings Inc. (the "VENDOR") pursuant to a share purchase agreement dated as of the date hereof;

         (b)      The Executive is a shareholder of the Vendor;

         (c) The Executive acknowledges that the execution and delivery of this employment agreement (the "AGREEMENT") is a condition to the purchase by the Purchaser of the shares of St. Clair from the Vendor and the Executive has received adequate consideration for entering into the Agreement;

         (d) The Corporation extended an offer of employment to the Executive and the Executive accepted such offer of employment effective June 1, 2000 (the "EFFECTIVE DATE"), subject to the Executive entering into a definitive agreement in respect thereof; and

         (e) The Corporation and the Executive desire to enter into this Agreement to set forth the definitive terms and conditions of the employment of the Executive.

         In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:


                                    ARTICLE 1
                                 INTERPRETATION


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SECTION 1.1         DEFINITIONS
         In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

         "BUSINESS" shall mean the business of the development and commercial exploitation of contracted media and marketing rights, the development and operation of online sports entertainment and contest applications and similar offline products, including providing Internet-based sports entertainment and investment contests featuring fantasy leagues, retailing, advertising, promotions and a sports memorabilia and merchandise auction site.

         "BUSINESS DAY" means a day other than a Saturday, Sunday, statutory holiday or other day on which banks are generally closed in Toronto.

         "CAUSE" shall mean any act or omission of the Executive which would in law permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee.

         "CONFIDENTIAL INFORMATION" means all information owned, possessed or controlled by the Corporation in connection with the Corporation's business including, without limitation, financial data, business plans, trade secrets, technical information, research results, customers, clients, suppliers and business sources, contacts and opportunities, provided that such information shall not include the information described in section 4.2(1).

         "DEVELOPMENTS" means any and all ideas, computer programs, computer software, drawings, suggestions, discoveries, inventions and improvements which the Executive may make solely, jointly, or in common with other employees, during the term of his employment with the Corporation and which relate directly to the Business or commercial activities of the Corporation.

         "DISABILITY" shall mean the Executive's inability to substantially fulfil his duties on behalf of the Corporation for a continuous period of not less than six


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         (6) months, as attested by an appropriate medical certificate, or the
         Executive's inability to substantially fulfil his duties on behalf of the Corporation for an aggregate period of not less than six (6) months during any consecutive twelve (12) month period.

         "SOLICITED POTENTIAL CUSTOMER" means (i) any person solicited by the Executive on behalf of the Corporation for any purpose relating to the Business at any time during the 12 months immediately preceding the date of termination of the Executive's employment hereunder; and (ii) any person solicited by any employee of the Corporation with the Executive's actual knowledge for any purpose relating to the Business at any time during the 12 months immediately preceding the date of termination of the Executive's employment.

SECTION 1.2         ENTIRE AGREEMENT
         This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

SECTION 1.3         EXTENDED MEANINGS
         In this Agreement, words importing the singular shall include the plural and vice versa and words importing gender include all genders.


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SECTION 1.4         HEADINGS.
         The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

SECTION 1.5         REFERENCES.
         References to a specific article, or section shall be construed as references to that specified article, or section of this Agreement, unless the context otherwise requires.

SECTION 1.6         BUSINESS DAY.
         Whenever any payment to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following.

SECTION 1.7         CURRENCY.
         All dollar amounts referred to in this Agreement are in Canadian funds.

SECTION 1.8         WITHHOLDINGS
         All compensation payable hereunder will be subject to applicable withholdings.


                                    ARTICLE 2
                                   EMPLOYMENT

SECTION 2.1         EMPLOYMENT.
         The Corporation hereby acknowledges the employment of the Executive, and the Executive acknowledges acceptance of employment in the position of President and Chief Operating Officer of the Corporation, reporting directly to the Chairman and Chief Executive Officer of the Corporation, on the terms and conditions herein contained as of and with effect from the Effective Date. The Executive's location of employment will be in the Greater Toronto Area ("GTA") although business travel throughout North America will be required from time to time.

SECTION 2.2         TERM.
         This Agreement and the Executive's employment hereunder shall commence


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on the Effective Date and shall continue for a two (2) year term unless sooner terminated in accordance with the terms and conditions set forth in this Agreement.

SECTION 2.3         DUTIES.
         During the term of this Agreement, the Executive shall:

         (a) well and faithfully serve the Corporation and carry out those responsibilities as are necessary to perform the functions associated with the position of President and Chief Operating Officer of the Corporation, including, without limitation, responsibility for the development and the maintenance of all relationships with company accounts, individuals, and the public;

         (b) devote all of his working time, skill, experience and attention to carry out the responsibilities consistent with his position, provided that this shall not prohibit the Executive from continuing to undertake his current activities involving Professional Sports Publications, Inc.;

         (c) use his best efforts to promote the success of the business of the Corporation and act at all times in the best interests of the Corporation; and

         (d) not incur any debt, liability or obligation, or enter into any contract or agreement for, or on behalf of, or in the name of the Corporation except in the ordinary course of business unless duly authorized by the Corporation.

SECTION 2.4         REMUNERATION.
         As compensation for the performance by the Executive of his duties hereunder:

         (a) the Corporation shall pay to the Executive during term of this Agreement, a salary at the rate of $250,000 per annum (the "BASE SALARY"), payable in accordance with the Corporation's current payroll practices, it being acknowledged that the amount of the Base Salary


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                  payable to the Executive hereunder shall be grossed up to the extent required, if any, such that following applicable income tax withholdings under Canadian and U.S. law the after-tax income to the Executive from such Base Salary shall be equal to the after-tax income that would be received by a Canadian resident employee of a Canadian resident employer earning a gross annual income, before income taxes, of $250,000;

         (b)      the Corporation and the Executive shall, no later than sixty
                  (60) days from the Effective Date, enter into a definitive option agreement for the granting of options to purchase shares of common stock in the capital of the Corporation (the "OPTIONS") to the Executive, in a form approved by the Board of Directors of the Corporation, pursuant to which 210,000 Options in the Corporation will be offered to the Executive from a total pool of 600,000 options which the Corporation shall make available to employees of St. Clair as determined by the Corporation, acting reasonably, all on terms determined by and approved by the Corporation's Board of Directors or its Compensation Committee, with an exercise price of U.S.$2.076 per share, an expiry date of not less than three years from the date of grant and vesting as to 25% on the date of grant and as to 25% on each of the six month, twelve month and eighteen month anniversaries of the date of grant, subject to ratification of the Board of Directors of the Corporation, acting reasonably.


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         (c)      The Corporation shall provide the Executive a monthly
                  allowance of $800.00 for expenses relating to the use of an automobile for business purposes and the Executive shall not be entitled to reimbursement for insurance, gasoline, repairs or any other expenses associated with the said automobile;

         (d) the Corporation shall pay, on behalf of the Executive, up to $10,000 for an annual golf membership and green fee costs, provided that the Chief Executive Officer is satisfied that such costs are incurred primarily in connection with business purposes;

         (e) the Executive shall be entitled to participate in all of the benefit plans for employees of the Corporation in effect from time to time, including any pension, medical, dental and group life and disability benefit plans, as of and with effect from the Effective Date;

         (f) the Executive shall be entitled to an expense account which shall cover valid and substantiated expenses incurred by the Executive while acting on behalf of the Corporation and consistent with the Executive's duties and consistent with the Executive's past practice as an executive of St. Clair; and

         (g) notwithstanding the above remuneration, to the extent the Board of Directors of the Corporation authorizes any employment or other bonuses to be made to senior management of the Corporation, the Executive shall be entitled to be considered to receive from the Board of Directors, in its sole discretion, any such bonus or award.


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SECTION 2.5       VACATION.
         During each year of this Agreement, the Executive shall be entitled to a paid vacation totalling fifteen (15) business days, to be taken at such time or times as may be mutually agreed upon by the parties hereto, provided however that such vacation may only be taken in one week increments unless otherwise agreed to by the Chief Executive Officer. A maximum of five (5) vacation days may be carried forward to the following year unless a greater number is agreed to by the Chief Executive Officer.

SECTION 2.6         APPOINTMENT TO THE BOARD OF DIRECTORS.
         The Executive shall be elected to the Board of Directors of the Corporation as soon as is reasonably practicable following the date hereof. In the interim period prior to the Executive's formal appointment to the Board of Directors of the Corporation, the Executive shall be entitled to observer status. The Executive's entitlement to serve as a member of the Board of Directors of the Corporation is effective so long as the Executive continues to serve in his capacity as President and Chief Operating Officer of the Corporation. Upon the appointment of the Executive to Board of Directors of the Corporation, the Executive shall receive directors' and officers' insurance pursuant to the terms of such policies issued to and held by the Corporation from time to time.

SECTION 2.7         EXPENSES.
         The Corporation shall reimburse the Executive for all out-of-pocket expenses, including the cost of business class air travel, reasonably and properly incurred by the Executive in connection with his duties hereunder, provided that the Executive shall first furnish to the Corporation statements and vouchers for all such expenses.

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                                    ARTICLE 3
                                   TERMINATION

SECTION 3.1         TERMINATION.

         The employment of the Executive hereunder may be terminated by either the Corporation or the Executive, as the case may be, exercised by notice in writing at any time upon the happening of any of the following events, in which event the Executive's employment shall terminate upon the date specified in such notice:

         (a)      by the Corporation for Cause;

         (b) by the Corporation, without Cause and other than for Disability, by paying to the Executive a lump sum amount equal to the greater of, (i) the cash equivalent of the balance of the Base Salary, unused vacation entitlements and benefits due through to the end of this Agreement, plus an amount equal to the amount of the last annual bonus, if any, paid to the Executive, or (ii) the cash equivalent of twelve months' Base Salary, plus the amount of the last annual bonus, if any, paid to the Executive, twelve months vacation entitlements and twelve months' benefits. In the event the employment of the Executive is terminated without Cause by the Corporation as provided above, all outstanding and unvested Options issued to the Executive shall, subject to the ratification of the Board of Directors of the Corporation which shall be reflected in the Executive's option agreement, acting reasonably, be accelerated, vested and exercisable (until the original expiry date thereof) by the Executive, in addition to the lump sum amount provided above payable to the Executive.

         (c) by the Corporation, in the event of the Disability of the Executive, in which case, the Executive shall be entitled, to the extent he qualifies, to the long term disability benefits for employees of the Corporation in effect at such time in lieu of any other compensation whatsoever; or

         (d) by the Executive, by giving sixty (60) days' notice to the Corporation;

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                  or

         (e) by the Executive upon the occurrence of any one of the following events (in which case the Executive shall be compensated as if the Corporation had terminated the employment of the Executive without Cause as contemplated in
                  Section 3.1(b) above):

                  (i) in the event of an effective change of control of the Corporation (including the acquisition by a third party of an effective controlling interest in the voting shares or debt securities of the Corporation and a change of a majority of the Board of Directors as currently constituted), with the exception of the completion of any business combination with Professional Sports Publications, Inc.;

                  (ii) in the event of a material adverse change in the Executive's responsibilities, mandate and/or authority; or

                  (iii) in the event of a relocation of the principal place of employment for the Executive outside of the GTA,

provided that this Agreement shall automatically terminate without notice of any kind whatsoever upon the death of the Executive.

SECTION 3.2         DELIVERIES ON TERMINATION.

         Upon the termination of this Agreement for any reason the Executive shall forthwith:

         (a) deliver to the Corporation all materials relating to the business and affairs of the Corporation, including, without limitation, except as otherwise specified below, the property of the Corporation described in Section 4.1 hereof. By way of exception, the Executive shall be entitled to retain the following items as his personal property:

                  (i) all artwork in the office of the Executive purchased by the Executive;

                  (ii) all computer and electronic equipment in the office of the Executive whether purchased by the Corporation or the Executive; and

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                  (iii)    all books and other such materials which do not
                           directly relate to the Business of the Corporation whether purchased by the Corporation or the Executive.

         (b) disclose to the Corporation any and all Developments and execute and deliver to the Corporation any and all instruments necessary or desirable to give effect to the assignments and transfers contemplated by section 4.5(2) hereof; and

         (c) return to the Corporation all property including any Confidential Information and all copies and reproductions thereof in any form whatsoever received by the Executive and delete same from all retrieval systems and databases used by the Executive.

SECTION 3.3         MITIGATION.

         The Executive shall not be required to mitigate the amount of any payments provided for under section 3.1 by seeking other employment or otherwise, and the amount of any payment provided for in such section shall not be reduced by any compensation earned by the Executive as a result of employment by another employer after the effective date of termination, or otherwise.

SECTION 3.4         RELEASE.

         Each of the Corporation and the Executive confirm that the provisions of sections 3.1(b) and 3.1(e) are reasonable and the total amount payable as outlined therein is an amount which has been agreed between them to be payable hereunder and is a reasonable estimate of the damages which will be suffered by the Executive in the event of a termination without Cause and shall not be construed as a penalty. The Executive agrees to accept the payment provided for in sections 3.1(b) and 3.1(e) in full satisfaction of any and all claims he has or may have against the Corporation and the Executive agrees to release the Corporation with respect to same upon payment of said sum.

SECTION 3.5         CESSATION OF ENTITLEMENTS

         Except as specifically required by section 3.1 or by applicable employment

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standards legislation, all entitlement to the benefits provided for in section 2.4(c), (d) and (e) shall cease immediately upon the effective date of termination.

                                    ARTICLE 4
                  PROPERTY, CONFIDENTIALITY AND NON-COMPETITION

SECTION 4.1         CORPORATION PROPERTY.

         All materials relating to the business and affairs of the Corporation, including, without limitation, all manuals, documents, reports, equipment, working materials and lists of customers or suppliers prepared by the Corporation or by the Executive in the course of the Executive's employment are for the benefit of the Corporation and are and shall remain the property of the Corporation.

SECTION 4.2         CONFIDENTIAL INFORMATION.

(1) The Executive acknowledges that he will receive and have access during the term of his employment to Confidential Information. Confidential Information shall not include any information which:

         (a) was in the public domain prior to the date of receipt by the Executive;

         (b) was in the Executive's lawful possession prior to the date of communication by the Corporation;

         (c) becomes part of the public domain by publication or otherwise not due to any unauthorized act or omission of the Executive;

         (d) was supplied to the Executive by a third party having the lawful right to do so;

         (e) was independently developed by the Executive without use of the Confidential Information; or

         (f) the Executive is required by law to disclose, provided that the Executive first notifies the Corporation that it is required to disclose such Confidential Information and he allows the Corporation a reasonable period of time to contest the disclosure of such Confidential

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                  Information.

(2) All right, title and interest in and to the Confidential Information shall remain the exclusive property of the Corporation and the Confidential Information shall be held in trust by the Executive for the benefit of the Corporation. The Executive shall not, directly or indirectly, use or exploit the Confidential Information for any operational, commercial or other purpose whatsoever other than in the ordinary course of the Business of the Corporation or in any manner detrimental to the Corporation or disclose, disseminate, impart or grant access to the Confidential Information to any person for any purpose other than in the ordinary course of the Business of the Corporation.

(3) The Executive shall not copy, reproduce in any form or store in any retrieval system or database the Confidential Information without the prior written consent of the Corporation, except for such copies, reproductions and storage as may be reasonably required internally by the Executive for the purpose for which the Executive receives the Confidential Information.

(4)      The parties hereto agree that any breach by the Executive of this section 4.2 shall be deemed to cause the Corporation irreparable harm which cannot be adequately compensated in damages and the Corporation, in addition to all other remedies, shall be entitled to injunctive or other equitable relief to restrain such breach.

SECTION 4.3         NON-COMPETITION AND NON-SOLICITATION.

(1) The Executive acknowledges that in his position of Executive, he occupies a position of trust and confidence. The Executive understands that the following restrictions may limit his ability to earn a livelihood in a business which, directly or indirectly, competes with the Business. However, the Executive agrees that he will receive sufficient consideration and other benefits as an employee of the Corporation to clearly justify such restrictions. The Executive acknowledges that all restrictions contained in this section 4.3 are reasonable and valid for the adequate protection of the legitimate business

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         interests and goodwill of the Corporation and are no broader than is necessary to protect such interests and goodwill. The restrictions contained in this Article 4 will apply to the Executive regardless of any change in position, title, duties or remuneration during the term of this Agreement.

(2) The Executive shall not (without the prior written consent of the Corporation, such consent not to be unreasonably withheld) for and during the term of his employment with the Corporation and for and during the period of twelve (12) months immediately following the date of termination of his employment with the Corporation for any reason whatsoever (and for and during the period of six (6) months immediately following the date of the expiration of this Agreement), either directly or indirectly, individually or in partnership or in conjunction with or through any individual, firm, corporation, association or other entity, whether as principal, agent, shareholder (except for (a) an equity share investment in a public company whose shares are listed on a stock exchange in North America or in an over-the-counter market where that share investment does not in the aggregate exceed 10% of the issued equity shares of the company, and
         (b) in respect of the Executive's beneficial indirect ownership of and current activities (in whatever form undertaken) involving Professional Sports Publications, Inc. as at the date of this Agreement and the date of termination) or in any other capacity whatsoever:

         (a) within Ontario and all other cities in which the Corporation has operations at the time of termination, carry on, engage in, or attempt to carry on or attempt to engage in, or be financially interested in any business that competes with or is substantially similar to the Business;

         (b) solicit or attempt to solicit any person who is a customer or Solicited Potential Customer of the Corporation for the purpose of (i) persuading or attempting to persuade any such customer or Solicited Potential Customer to cease doing business or to curtail the business which such customer or Solicited Potential Customer has customarily conducted or contemplates conducting with the Corporation, whether or not the

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                                        -15-

                  relationship between the Corporation and such customer was originally established in whole or in part through the efforts of the Executive; or (ii) selling to such person any products or services which compete with the products or services sold by the Business; or

         (c) solicit or attempt to solicit or assist any person to solicit the employment or engagement of or otherwise entice away from the employment of the Corporation any employee of the Corporation.

(3)      The parties hereto agree that any breach by the Executive of this section 4.3 shall be deemed to cause the Corporation irreparable harm which cannot adequately be compensated for in damages and that the Corporation in addition to all other remedies, shall be entitled to injunctive or other equitable relief to restrain such breach.

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SECTION 4.4         COPYRIGHT

         The Executive acknowledges that he is employed under a contract of service to the Corporation and that he may make Developments in the course of his employment with the Corporation and that the Corporation is the first owner of copyright in such Developments in Canada. To confirm such ownership in the Corporation of the copyright in Canada and elsewhere in the world, the Executive does hereby sell, assign and transfer to the Corporation, the entire right, title and interest for Canada and all other countries in and to the copyright in and to such programs and documentation as well as the right to receive any copyright registrations for such program and documentation.

SECTION 4.5         PATENTS AND INVENTIONS

(1) The Executive sells, assigns, transfers and sets over to the Corporation his entire right, title and interest for Canada and for all other countries in and to any inventions relating to the Developments or other subject matter which may arise from the Executive's employment, together with the Executive's entire right, title and interest in and to any patent applications which may be filed with respect to such inventions, any and all divisional applications thereof, and any and all patents which may issue or be re-issued for said invention to the full end of the term for which each said patents may be granted.

(2) The Executive, on his behalf and on behalf of his executors and administrators, hereby covenants and agrees to do all such lawful acts and things and to execute without further consideration such further lawful assignments, documents, assurances, applications, and other instruments as may reasonably be required by the Corporation, its successors, assigns, or legal representatives, to obtain any and all Patents for said inventions and vest the same in the Corporation, its successors, assigns or legal representatives.

SECTION 4.6         WAIVER OF MORAL RIGHTS

         The Executive hereby waives, as against the Corporation, its successors and

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                                      -17-

assigns and licensees, all his moral rights which the Executive may have or will acquire in respect of the copyright in the Developments. The Executive agrees to enforce his moral rights as against others as directed by and at the cost of the Corporation or its successor-in-title of the copyright in the Developments.

SECTION 4.7         NO CONFLICTING OBLIGATIONS.

         The Executive warrants to the Corporation that:

         (a) he is not restricted from accepting employment with the Corporation;

         (b) the performance of the Executive's duties in his position of Executive of the Corporation will not breach any obligation of the Executive to keep confidential the proprietary information of any third party or breach any obligation of non-solicitation that he may have to any third party;

         (c) in the performance of his duties as an employee of the Corporation the Executive shall not improperly bring to the Corporation or knowingly use any trade secrets, confidential information or other proprietary information of any third party; and

         (d) he will not knowingly infringe the intellectual property rights of any third party.

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                                      -18-

                                    ARTICLE 5
                                     GENERAL

SECTION 5.1         NOTICES.

         Any notice, demand or other communication which is required or permitted by this Agreement to be given or made by a party hereto shall be in writing and shall be sufficiently given if delivered personally or sent by pre-paid registered mail at the following addresses:

                  (a)      to the Corporation at:

                            Internet Sports Network Inc.
                            101 Bloor Street West
                            Suite 200
                            Toronto, Ontario
                            M5V 1W2
                            Attention:                 Chief Executive Officer
                            Telephone:                 (416) 599-8800
                            Facsimile:                 (416) 921-1302

                  (b)      to the Executive at:

                            208-295 Davenport Road
                            Toronto, Ontario
                            M5R 1K5
                            Attention:                 J. Thomas Murray
                            Telephone:                 (416) 323-1136

or at such other address as any party may from time to time advise the other party by notice in writing. Every notice or other communication shall be deemed to have been received, (i) on the date of receipt, if given by personal delivery, and (ii) the fifth Business Day after which it is mailed, if sent by registered mail. Notwithstanding the foregoing, if a strike or lockout of postal employees is in effect, or generally known to be impending, notice shall be effected by personal delivery.

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SECTION 5.2       SURVIVAL.

         Notwithstanding the termination of this Agreement, (a) neither party shall be released from any obligation that accrued prior to the date of termination and more particularly, but not limited to, section 2.4, section 2.5 and section 2.6 hereof; and (b) each party shall remain bound by the provisions of this Agreement which by their terms impose obligations upon that party that extend beyond the termination of this Agreement and more particularly, but not limited to, Articles 3 and 4 hereof.

SECTION 5.3       FURTHER ASSURANCES.

         The parties shall, with reasonable diligence, do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

SECTION 5.4       ASSIGNMENT.

         Except as otherwise expressly provided herein, neither this Agreement nor any rights or obligations shall be assignable by either party without the prior written consent of the other party hereto.

SECTION 5.5       AMENDMENT AND WAIVER.

         No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

SECTION 5.6       SUCCESSORS AND ASSIGNS.

         This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors and administrators or successors and permitted assigns, as the case may be.

SECTION 5.7       SEVERABILITY.

         If any provision in this Agreement is determined to be invalid, void or unenforceable by the decision of any court of competent jurisdiction, which

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                                   -20-

determination is not appealed or appealable for any reason whatsoever, the provision in question shall not be deemed to affect or impair the validity or enforceability of any other provision of this Agreement and such invalid or unenforceable provision or portion thereof shall be severed from the remainder of this Agreement.

SECTION 5.8       INDEPENDENT LEGAL ADVICE.

         The Executive acknowledges that he has been advised to obtain, and that he has obtained or has been afforded the opportunity to obtain, independent legal advice with respect to this Agreement and that he understands the nature and consequences of this Agreement.

SECTION 5.9       GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

SECTION 5.10      COUNTERPARTS.

         This Agreement may be executed by the parties in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date.

SIGNED, SEALED AND             )
DELIVERED IN THE PRESENCE OF   )
                               )

                               )   /s/ J. Thomas Murray
-----------------------------      -------------------------------------------
Witness                        )   J. Thomas Murray
                               )

                                   INTERNET SPORTS NETWORK, INC.

                                   By:    /s/ Andy DeFrancesco
                                          -----------------------------------
                                          Authorized Signing Officer